                                                                     EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of November 7, 2001, between LIQUIDMETAL TECHNOLOGIES, a California corporation (the "Company"), and ALLOY VENTURES II, LLP, a Florida limited liability limited partnership (the "Partnership").

                                    RECITALS

     WHEREAS, the Partnership has executed a Subscription Agreement of even date herewith (the "Subscription Agreement") pursuant to which the Partnership has subscribed for and purchased 250,825 shares of the Company's Series A Convertible Preferred Stock, no par value (the "Preferred Stock"); and

     WHEREAS, as consideration for the purchase by the Partnership of the Preferred Stock, the Company has agreed to grant the rights set forth in this Agreement.

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings ascribed to them when used in this Agreement:

          "Commission" means the United States Securities and Exchange
Commission.

          "Common Shares" means shares of common stock, no par value, of the Company that have not been sold to the public (i) pursuant to a registration statement declared effective by the Commission or (ii) after a Public Offering, pursuant to Rule 144.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Public Offering" means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act.

          "Registrable Securities" means (i) all Common Shares issued or issuable upon the conversion of the Preferred Stock purchased by the Partnership pursuant to the Subscription Agreement, and (ii) any shares of the Common Stock of the Company issued in connection with any stock split, stock dividend, recapitalization or similar event occurring with respect to the Preferred Stock purchased by the Partnership pursuant to the Subscription Agreement. Notwithstanding the foregoing, unless otherwise agreed to in writing by the Company, a Common Share shall cease to be a "Registrable Security" upon the transfer or assignment of such Common Share by the Partnership.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

          "Rule 144" means Rule 144 (including Rule 144(k)) of the Commission under the Securities Act or any similar provision then in force under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, as the same shall be in effect from time to time.

     2.   Piggyback Registration Rights.

          a. Notice of Registration. So long as the Partnership holds any Registrable Securities, the Company shall notify the Partnership in writing at least 30 days prior to filing any registration statement under the Securities Act for purposes of effecting a Public Offering of Common Shares solely for cash. If the Partnership elects in writing to exercise its registration rights under this Section 2, and if such written election is made within 15 days after the delivery of the Company's notice, then the Company will afford the Partnership an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Partnership; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2 after the Company has effected two (2) such registrations that are subject to this Section 2.a and such registrations have been declared or ordered effective. If the Partnership desires to include any of its Registrable Securities in any such registration statement, the Partnership shall, within 15 days after delivery of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Partnership wishes to include in such registration statement. However, if, at any time after giving notice to the Partnership under this Section 2.a and before the effective date of the registration statement filed in connection with the proposed registration, the Company shall determine for any reason not to register or to delay registration of the securities proposed to be registered, the Company may, at its sole option, give written notice of such determination to the Partnership, and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period of delay in registering the other securities proposed to be registered. Notwithstanding the foregoing, the provisions of this
Section 2 shall not apply to (i) any registration statement relating to the sale of securities to participants in a Company stock option plan, equity incentive plan, or any other employee benefit plan, (ii) a registration on a form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, (iv) an SEC Rule 145 transaction or a registration relating to a corporate reorganization, or (v) any registration statement relating to the Company's initial underwritten public offering.

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

          b. Furnish Information. As a condition precedent to the obligations of the Company to take any action pursuant to this Section 2, the Partnership shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Partnership's Registrable Securities.

          c. Expenses of Company Registration. The Company shall bear and pay all expenses (other than underwriting discounts and commissions, stock transfer taxes, and fees of counsel to the Partnership) incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.a, including (without limitation) all registration, filing, and qualification fees, and printers' and accounting fees.

          d. Underwriting Requirements. If a registration statement under which the Company gives notice under Section 2.a is for an underwritten offering, then the Company shall so advise the Partnership. In such event, the right of any Registrable Securities to be included in a registration pursuant to Section 2.a shall be conditioned upon the Partnership's participation in such underwriting and the inclusion of the Partnership's Registrable Securities in the underwriting to the extent provided herein. The Partnership shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that the total amount of securities that the Partnership, the Company, and other shareholders participating in such registration ("Other Selling Shareholders") propose to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be included therein for the account of the Partnership and the Other Selling Shareholders will be reduced (to zero if necessary) pro rata among the Partnership and the Other Selling Shareholders on the basis of the Common Shares requested to be included therein by each such shareholder, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s).

          e. Delay of Registration. The Partnership shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          f. Indemnification. In the event any Registrable Securities are included in an underwritten registration statement under this Agreement:

               i. To the extent permitted by law, the Company will indemnify and hold harmless the Partnership against any losses, claims, damages, or liabilities to which the Partnership may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Partnership any legal or other expenses reasonably incurred by the Partnership in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.f shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Partnership or the Partnership's agent or representative; provided, further, that the Company shall not be liable to: (i) any individual or entity that participates as an underwriter in the offering or sale of Registrable Securities or (ii) any other individual or entity who controls such underwriter within the meaning of the Securities Act, to the extent that any loss, claim, damage, liability, or action arises out of the failure of such individual(s) or entity(ies) to send or give a copy of the final prospectus, as the same may be supplemented or amended, to the party asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such party if such statement or omission was corrected in the final prospectus.

               ii. To the extent permitted by law, the Partnership will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon written information furnished by the Partnership for use in connection with such registration; and the Partnership will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.f, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.f shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Partnership, which consent shall not be unreasonably withheld.

               iii. Promptly after receipt by an indemnified party under this
Section 2.f of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.f, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of its liability to the indemnified party under this Section 2.f, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 2.f.

               iv. If the indemnification provided for in this Section 2.f is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               v. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               vi. The obligations of the Company and the Partnership under this
Section 2.f shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

          g. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may not be assigned by the Partnership without the prior written consent of the Company.

          h. Termination of Registration Rights. The registration rights granted pursuant to this Section 2 will terminate upon the later to occur of (a) such time as the Company and the

Partnership are satisfied that Rule 144(k) is available for the resale of all of the Partnership's Registrable Securities, (b) the three-year anniversary following the date of the consummation of the Company's initial Public Offering, or (c) such time as the Partnership has less than one percent of the outstanding Common Shares and can sell all of its remaining Registrable Securities under Rule 144 during any three-month period.

          i. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               i. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution is completed, but not more than 150 days, provided that no such registration shall constitute a shelf registration under Rule 415 promulgated by the SEC under the Securities Act.

               ii. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               iii. Furnish to the Partnership such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments and supplements thereto, and such other documents as the Partnership may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

               iv. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Partnership, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               v. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Partnership shall also enter into and perform its obligations under such an agreement.

               vi. Notify the Partnership at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, following such notification, promptly deliver to the

Partnership copies of all amendments or supplements referred to in paragraphs
(i) and (ii) of this Section 2.i.

               vii. Furnish, at the request of the Partnership, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) a copy of the opinion of the counsel representing the Company for the purposes of such registration addressed to the underwriters for such registration and (ii) a copy of the "comfort" letter" addressed to the underwriters for such registration from the independent certified public accountants of the Company.

     3. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

     4. Notices. Any notices desired, required or permitted to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the overnight courier service, if delivered by overnight courier service:

     If to the Company, to:

           Liquidmetal  Technologies
           100 North Tampa St., Suite 3150
           Tampa, Florida 33602
           Attention:  John Kang, Chief Executive Officer




     If to the Partnership, to:

           Alloy Investors, Inc.
           11103 Winthrop Way
           Tampa, Florida 33612
           Attention:  Roger Overby, President


     5. Amendments and Waivers. The provisions of this Agreement may be amended upon the written agreement of the Company and the Partnership. Any waiver, permit, consent or approval of any kind or character on the part of party to this Agreement of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

     6. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     7. Complete Agreement. This Agreement supersedes and preempts any prior and contemporaneous understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     8. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

     9. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Florida, without giving effect to provisions thereof regarding conflict of laws.

     10. Headings. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

     IN WITNESS WHEREOF, this Agreement was executed as of the date first set forth above.



                                        LIQUIDMETAL TECHNOLOGIES


                                     By:            /s/ Brian McDougall
                                        ----------------------------------------
                                        Brian McDougall, Chief Financial Officer




                                     ALLOY VENTURES I, LLP, by Alloy
                                     Ventures, Inc., its general partner



                                     By:          /s/ Roger Overby
                                        ----------------------------------------
                                        Roger Overby, President of Alloy
                                        Ventures, Inc.

                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

     This is Amendment No. 1, dated November 14, 2001 (the "Amendment No. 1"), to a Registration Rights Agreement dated November 7, 2001 (the "Registration Rights Agreement"), between Liquidmetal Technologies, a California corporation (the "Company"), and (the "Partnership").

                                   BACKGROUND

     WHEREAS, on November 7, 2001, the Partnership purchased 250,825 shares of the Company's Series A Convertible Preferred Stock, no par value (the "Preferred Stock") pursuant to a Subscription Agreement dated November 7, 2001 (the "First Subscription Agreement"); and

     WHEREAS, on the date hereof, the Partnership purchased an additional 57,900 shares of Preferred Stock pursuant to a Subscription Agreement of even date herewith (the "Supplemental Subscription Agreement"); and

     WHEREAS, pursuant to the Registration Rights Agreement, the Company granted certain registration rights with respect to the shares of Preferred Stock purchased pursuant to the First Subscription Agreement; and

     WHEREAS, the parties desire to amend the Registration Rights Agreement to extend the rights contained therein to the shares of Preferred Stock purchased pursuant to the Supplemental Subscription Agreement.

     NOW, THEREFORE, the parties hereto intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

                                     TERMS

     1. The foregoing recitals are true and correct and incorporated herein by reference. Any capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Registration Rights Agreement.

     2. The first recital paragraph in the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

                    WHEREAS, the Partnership has executed a
                    Subscription Agreement dated November 7,
                    2001 and an additional Subscription
                    Agreement dated November 14, 2001
                    (collectively, the "Subscription
                    Agreements") pursuant to which the
                    Partnership has subscribed for and
                    purchased a total of 308,725 shares of
                    the Company's Series A Convertible
                    Preferred Stock, no par value (the
                    "Preferred Stock"); and

     3. The definition of "Registrable Securities" in Section 1 of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

          "Registrable Securities" means (i) all Common Shares issued or issuable upon the conversion of the Preferred Stock purchased by the Partnership pursuant to the Subscription Agreements, and (ii) any shares of the Common Stock of the Company issued in connection with any stock split, stock dividend, recapitalization or similar event occurring with respect to the Preferred Stock purchased by the Partnership pursuant to the Subscription Agreements. Notwithstanding the foregoing, unless otherwise agreed to in writing by the Company, a Common Share shall cease to be a "Registrable Security" upon the transfer or assignment of such Common Share by the Partnership.

     4. Except as specifically set forth in this Amendment No. 1, all of the terms and provisions of the Registration Rights Agreement shall continue to remain in full force and effect.

     5. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one document.

     6. This Amendment No. 1, together with the Registration Rights Agreement, contains the final, complete, and exclusive expression of the parties' understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement of representation, oral or written, among them.

     7. This instrument shall be binding upon, and shall inure to the benefit of, each of the parties' respective personal representatives, heirs, successors, and assigns.

     8. This instrument shall be governed by, and construed and enforced in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the day and year first written above.

                              LIQUIDMETAL TECHNOLOGIES

                              By: /s/ Brian McDougall
                                  ---------------------
                                  Brian McDougall, Chief Financial Officer


                              ALLOY VENTURES II, LLLP, by Alloy
                              Ventures, Inc., its general partner

                              By: /s/ Roger Overby
                                  ---------------------
                                  Roger Overby, President of Alloy
                                  Ventures, Inc.




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